UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022 (April 4, 2022)

FUSE MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-10093	59-1224913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas		75080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 862-3030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FZMD	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2022, the Board of Directors of the Company (the “Board”) has appointed Lawrence S. Yellin as Chief Financial Officer (CFO) and Treasurer of the Company and as a member of the Board. As CFO, Mr. Yellin will be responsible for all of the Company’s financial functions including accounting, audit, treasury, corporate finance, and investor relations. As CFO, Mr. Yellin will be entitled to an annual base salary of $200,000.

Mr. Yellin’s career spans more than 25 years of varied experience in financial management, business leadership, and corporate strategy. Mr. Yellin served as CFO for NVIP LLC, a holistic health and wellness supplier and manufacturer, from September 2020 to December 2022. In this position Mr. Yellin oversaw the financial activities which included liquidity risk management, asset and liability administration, cashflow tracking, financial planning, financial strengths and weakness analyzation, and corrective action proposals. Before joining NVIP LLC, Mr. Yellin served as CFO for Logic E Cigarettes from April 2015 to June 2021, during which he helped the company grow and transition to a top tier e-cigarette company that was sold to Japan Tobacco. Prior to that, Mr. Yellin served as VP Controller for Handy & Harman, a publicly traded holding company that owns and operates businesses in a variety of industries, and CFO for Fujifilm’s Consumer Imaging Group. Mr. Yellin earned a Master of Business Administration in Finance from Pace University and a Bachelor of Science in Accounting from Ohio State University and is a Certified Public Accountant (CPA). Mr. Yellin is 64 years old.

Effective April 4, 2022, John S. Gross ceased providing the Company with interim CFO services pursuant to the Company’s engagement agreement with CFO Consulting Partners, LLC.

Mr. Yellin’s initial term as a director of the Company will continue until the next annual meeting of stockholders. Mr. Yellin will serve as the Board’s “audit committee financial expert,” as such term is defined under the rules promulgated under the Exchange Act. There are no arrangements or understandings between Mr. Yellin and any other persons, pursuant to which Mr. Yellin was selected as a director. Mr. Yellin has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

If reelected to the Board at the Company’s next annual meeting, Mr. Yellin, as compensation for service as a director, will be offered, at his election, either (i) a $50,000 cash payment, or (ii) a stock award of $50,000 in the form of a restricted stock award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fuse Medical, Inc.

Date: April 8, 2022	By:	/s/ Christopher C. Reeg
Christopher C. Reeg,
Chief Executive Officer and Director

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